Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-207141, 333-280076, and 333-290763) on Form S-3 (Nos. 333-123540, 333-124441, 333-160512, 333-162674, 333-181422, 333-184344, 333-203175, 333-203176, 333-256179, 333-273751, 333-280078, and 333-291553) on Form S-8 (No. 333-292622) on Form S-4 of our reports dated February 24, 2026, with respect to the consolidated financial statements of Bed Bath & Beyond, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Salt Lake City, Utah
February 24, 2026